EXHIBIT 23.2    CONSENT OF THE FREEDONIA GROUP


                                     CONSENT


      We hereby consent to the use by Coates Motorcycle Company, Ltd. of Wall, New Jersey of the motorcycle market information found in our Freedonia Group Report and to the use of our name in its preliminary and final prospectuses.

                                                        The Freedonia Group


                                                        By: /s/ Jennifer Neumore
                                                        Jennifer Neumore
                                                        Marketing Executive

                                                        Dated: February 15, 2006